Exhibit 99.1

PBF Energy and PBF Logistics Announce Retirement of Thomas D. O'Malley
PARSIPPANY, NJ – May 27, 2016 – PBF Energy Inc. (NYSE:PBF) and PBF Logistics LP (NYSE:PBFX) announced today that Thomas D. O'Malley, will retire from his positions at the Companies at the end of June 2016.  Thomas Nimbley, Chief Executive Officer of PBF and PBFX, will also assume the title of Chairman of the Board upon Mr. O'Malley's retirement.  Mr. O'Malley will continue to act as a consultant to PBF through December 2018.
Mr. O'Malley, who will celebrate his 75th birthday in July, commented, "With the pending closing of the purchase of the Torrance Refinery, PBF has grown into an important member of the U.S. refining industry.  The leadership team at PBF is, in my view, fully capable to continue the tradition of safe and profitable growth."
Mr. Nimbley remarked, "Tom O'Malley has been an iconic figure in our industry for over forty years and he will be missed.  That being said, I believe that, under Tom's leadership, we have built talented, knowledgeable, and focused Executive Teams at PBF and PBFX who will carry on his legacy of creating shareholder value by operating our facilities in a safe, reliable and environmentally responsible manner, by maintaining a strong financial position and balance sheet and growing the companies organically and through accretive acquisitions.
On a personal note, I have worked with and been mentored by Tom for over fifteen years and am enormously grateful for that opportunity.  On behalf of all of us at PBF and PBFX, we wish Tom and his wife, Mary Alice, all the best in their future endeavors."
Forward-Looking Statements
Statements in this press release relating to future plans, results, performance, expectations, achievements and the like are considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which may be beyond the company's control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed in the company's filings with the SEC, as well as the risk disclosed in PBF Logistics LP's SEC filings and any impact PBF Logistics LP may have on the company's credit rating, cost of funds, employees, customer and vendors; risk relating to the securities markets generally; satisfaction of the conditions to the closing of the Torrance acquisition and the possibility that the Torrance acquisition will not close; timing of the completion of the Torrance acquisition; the company's plans for financing the Torrance acquisition; and the impact of adverse market conditions affecting the company, unanticipated developments, regulatory approvals, changes in laws and other events that negatively impact the company. All forward-looking statements speak only as of the date hereof. The company undertakes no obligation to revise or update any forward-looking statements except as may be required by applicable law.
About PBF Energy Inc.
PBF Energy Inc. (NYSE:PBF) is one of the largest independent refiners in North America, operating, through its subsidiaries, oil refineries and related facilities in Delaware, New Jersey, Ohio and Louisiana. Our mission is to operate our facilities in a safe, reliable and environmentally responsible manner, provide employees with a safe and rewarding workplace, become a positive influence in the communities where we do business, and provide superior returns to our investors.
PBF Energy Inc. also currently indirectly owns the general partner and approximately 49.5% of the limited partnership interest of PBF Logistics LP (NYSE: PBFX).
About PBF Logistics LP
PBF Logistics LP (NYSE: PBFX), headquartered in Parsippany, New Jersey, is a fee-based, growth-oriented master limited partnership formed by PBF Energy Inc. to own or lease, operate, develop and acquire crude oil and refined petroleum products terminals, pipelines, storage facilities and similar logistics assets.

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Contacts:
Colin Murray (investors)
ir@pbfenergy.com
Tel: 973.455.7578

Michael C. Karlovich (media)
mediarelations@pbfenergy.com
Tel: 973.455.8994